Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                         For the Month of April 1998
                       Distribution Date of May 20, 1998
                           Servicer Certificate #19

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $246,172,998.69
Beginning Pool Factor                                           0.5060006

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,392,433.48
     Interest Collected                                     $2,091,908.69

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $2,397,242.15
Total Additional Deposits                                   $2,397,242.15

Repos / Chargeoffs                                            $924,170.15
Aggregate Number of Notes Charged Off                                 122

Total Available Funds                                      $15,611,222.12

Ending Pool Balance                                       $234,126,757.26
Ending Pool Factor                                              0.4812399

Servicing Fee                                                 $205,144.17

Repayment of Servicer Advances                                $270,362.20

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,822,089.89
     Target Percentage                                               2.50%
     Target Balance                                         $5,853,168.93
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                   ($2,091,942.63)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.972%
Current Weighted Average Remaining Term (months):                   33.12

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,624,656.37     1,296
                                31 - 60 days            $450,827.09       344
                                60+  days               $204,376.61        87

     Total:                                           $2,279,860.07     1,305

     Balances:                  60+  days             $2,611,553.65        87

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $42,277.44
+    Excess Serv.                                     $2,049,665.19
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,822,089.89

Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of April 1998

                                      NOTES
                                                                                                         CLASS B         CLASS C
                                       TOTAL      CLASS A - 1      CLASS A - 2      CLASS A - 2       CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00   $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%            3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%           7.450%

Beginning Pool Balance          $246,172,998.69
Ending Pool Balance             $234,126,757.26

Collected Principal              $11,122,071.28
Collected Interest                $2,091,908.69
Charge - Offs                       $924,170.15
Liquidation Proceeds/Recoveries   $2,397,242.15
Servicing                           $205,144.17
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $15,406,077.95

Beginning Balance               $246,172,998.69            $0.00            $0.00  $223,264,869.61  $12,343,787.11   $10,564,341.97

Interest Due                      $1,310,171.33            $0.00            $0.00    $1,177,722.19      $66,862.18       $65,586.96
Interest Paid                     $1,310,171.33            $0.00            $0.00    $1,177,722.19      $66,862.18       $65,586.96
Principal Due                    $12,046,241.43            $0.00            $0.00   $11,263,235.74     $421,618.45      $361,387.24
Principal Paid                   $12,046,241.43            $0.00            $0.00   $11,263,235.74     $421,618.45      $361,387.24

Ending Balance                  $234,126,757.26            $0.00            $0.00  $212,001,633.87  $11,922,168.66   $10,202,954.73
Note / Certificate Pool Factor                            0.0000           0.0000           0.8964          0.7002           0.6998
   (Ending Balance / Original Pool Amount)
Total Distributions              $13,356,412.76            $0.00            $0.00   $12,440,957.93     $488,480.63      $426,974.20

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
      (required from Reserve)
Excess Servicing                  $2,049,665.19
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $11,822,089.89
(Release) / Draw                 ($2,091,942.63)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of April 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                6                5                  4                3                2                1
                              Nov-97           Dec-97             Jan-98           Feb-98           Mar-98           Apr-98
Beginning Pool Balance   $317,634,491.42   $307,339,061.17   $290,293,937.92  $271,290,173.60  $258,022,892.73  $246,172,998.69

A)   Loss Trigger:
Principal of Contracts
  Charged Off                $427,497.73     $2,140,338.06     $1,108,101.38      $664,343.07      $619,153.90      $924,170.15
Recoveries                   $510,112.36       $437,340.36       $553,894.62      $825,149.66    $1,334,354.14    $2,397,242.15

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)      $3,912,782.51                 Total Charged off (Months 1 - 6)         $5,883,604.29
   Total Recoveries (Months 3, 2, 1)       $4,556,745.95                 Total Recoveries (Months 1 - 6)          $6,058,093.29
   Net Loss / (Recoveries) for 3 Mos        ($643,963.44)(a)             Net Loss/(Recoveries) for 6 Mos.          ($174,489.00)(c)

   Total Balance (Months 5, 4, 3)        $868,923,172.69(b)              Total Balance (Months 1 - 6)         $1,690,753,555.53(d)

   Loss Ratio Annualized  [(a/b) * (12)]         -0.8893%                Loss Ratio Annualized [(c/d) (12)]            -0.12384%

   Trigger:  Is Ratio > 1.5%                          No                 Trigger:  Is Ratio > 6.0%                           No

                                                                                   Feb-98           Mar-98           Apr-98
B)   Delinquency Trigger:                                                       $3,320,731.46    $2,686,177.99    $2,611,553.65
     Balance delinquency 60+ days                                                    1.22405%         1.04106%         1.06086%
     As % of Beginning Pool Balance                                                  1.60505%         1.15267%         1.10866%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                   2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer